As filed with the Securities and Exchange Commission on November 23, 2005
                                                   REGISTRATION NO. 333-122759
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                             USAA ACCEPTANCE, LLC


                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)

              DELAWARE                                     71-0898378
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                        9830 COLONNADE BLVD., SUITE 600
                           SAN ANTONIO, TEXAS 78230
                                (210) 498-0922
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              RON DIGIACOMO, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            10750 MCDERMOTT FREEWAY
                           SAN ANTONIO, TEXAS 78288
                                (210) 498-0922
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                     ------------------------------------
                                With a Copy to:
                            RENWICK D. MARTIN, ESQ.
                        SIDLEY AUSTIN BROWN & WOOD LLP
                              787 SEVENTH AVENUE
                           NEW YORK, NEW YORK 10019
                                (212) 839-5319
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      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

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      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. :
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. :
__________________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : _________________.
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. :
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


                               EXPLANATORY NOTE

This Post-Effective Amendment to the Registration Statement is being filed solely to add the Undertakings required under or related to Regulation AB, which are set forth in paragraphs (e) and (f) below and the second proviso in paragraph (a) below.

Item 17.   Undertakings.

(a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

Provided further, however, that the undertakings set forth in clauses (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.


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

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 23rd day of November, 2005.


                                        USAA ACCEPTANCE, LLC


                                        By:  /s/  Michael A. Luby
                                             ---------------------------------
                                        Name:   Michael A. Luby
                                        Title:  President



         Pursuant to the requirements of the Securities Act of 1933, the Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                      Title                                  Date
              ---------                                      -----                                  ----

      /s/ Michael A. Luby                      Chairman, President and Director               November 23, 2005
 ----------------------------
        Michael A. Luby                          (Principal Executive Officer)


       /s/Fritz D. Bohne                      Senior Vice President and Director              November 23, 2005
 ----------------------------
        Fritz D. Bohne                    (Principal Financial Officer and Principal
                                                      Accounting Officer)


               *                         Director, Senior Vice President and Secretary        November 23, 2005
 ----------------------------
       Luther G. Branham


* by Michael J. Broker, attorney-in-fact

/s/ Michael J. Broker
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     Michael J. Broker



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